FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Linnegatan 89, SE 115 23 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 46 8 667 17 17 — Sweden (925) 768 0620 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2009, Neonode Inc. (the Company) received notice from Susan Major of her resignation from Neonode's Board of Directors (Board), including his position on Neonode’s audit committee, compensation committee, and nominating and governance committee. Ms. Major’s resignation becomes effective on September 15, 2009. Ms. Major’s resignation is not the result of any disagreement with Neonode on any matter relating to Neonode’s operations, policies or practices. Ms. Major will continue to serve as an advisor to the Company.

The Company appointed Thomas Eriksson to the Board effective September 15, 2009. Mr. Eriksson is one of the founders of Neonode Inc in 2001.  Mr. Eriksson, age 37, has served as the Chief Executive Officer of Neonode Technologies AB, a wholly owned subsidiary of the Company, since January 1, 2009.  From February 2006 through December 31, 2008, Mr. Eriksson served as the Chief Technical Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEONODE INC.

Date: September 15, 2009	/s/ David W. Brunton
David W. Brunton
Chief Financial Officer, Vice President, Finance and Secretary
(Principal Financial and Accounting Officer)